EXHIBIT 8




                            April 12, 1995


  Carnival Corporation
  3655 N.W. 87th Avenue
  Miami, Florida 33178-2428

                  Registration Statement on Form S-3
                      Registration No. 33-58151
                  ----------------------------------


  Dear Sirs:

       In connection with the above captioned Registration Statement on Form S-3 (the "Registration Statement") filed by Carnival Corporation (the "Company") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), we have been requested to render our opinion as to the matters hereinafter set forth.

       In this regard, we have reviewed copies of the Registration Statement (including the exhibits and amendments thereto) and the United States and international prospectuses (the "Prospectuses") relating to concurrent United States and international offerings of an aggregate of 15,870,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"). We have also made such other investigations of fact and law and have examined the originals, or copies authenticated to our satisfaction, of such documents, records, certificates or other instruments as in our judgment are necessary or appropriate to render the opinion expressed below.

       Based on the foregoing, we are of the opinion that the section entitled "Taxation" (other than the subsection encaptioned "Other Jurisdictions," as to which we express no opinion) in each of the Prospectuses contains an accurate general description, under currently applicable law, of the principal United States Federal income tax considerations that apply to the Company's Class A Common Stock.


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       We are members of the Bar of the State of New York and we do not purport to be experts in the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States.

       We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Validity of Securities" in the Prospectuses included in the Registration Statement. In giving this consent we do not hereby agree that we come within the category of persons whose consent is required by the Act or the Rules.

                           Very truly yours,

                           PAUL, WEISS, RIFKIND, WHARTON & GARRISON